PINNACLE RESOURCES, INC.                 OFFICERS AND DIRECTORS
7345 E. PEAKVIEW AVE.                    GLEN "TRIG" GAMBLE, PRES.
ENGLEWOOD, COLORADO 80111                R.A. HILDEBRAND, DIRECTOR
(303) 771-8100 TELE                      TERRY K. JENSEN, DIRECTOR
(303) 771-1993 FAX

                             PLATEAU RESOURCES LOAN AGREEMENT

On this 22nd day of March 1998, Pinnacle Resources, Inc., a Wyoming Corp., whose principal place of business is 7345 Peakview Ave., Englewood CO 80111 (Pinnacle) hereby agrees to make a loan in accordance to the following terms and conditions:

Loan made to:                PLATEAU RESOURCES (PTY) LTTD, a South African
                             Corporation

Address:                     P.O. Box 485, Hartbeespoort, South Africa 0216

Signatory of  Borrower:      John W.J. Davenport, as Managing Director

Loan Amount:                 $75,000

Loan Date:                   March 22, 1998

Loan Duration Date:          One Year or (365) days to close of business
                             March 22, 1999

Cost of Loan:                On or before due date Borrower may pay off the
                             loan in the principal amount of $75,000,
                             together with origination fees and interest at
                             the rate of $144 per week.   There will be no
                             penalty for prepayment and parts of a week shall be charged at $20.60 per day.

Collateral for Loan:         Drilling Application Deposit on File with the
                             Mineral & Energy Departnment, Environmental
                             Division Pretoria, R.S.A.

Use of Proceeds:             Borrower must show financial capability in order
                             to secure approval for permits to commence exploration drilling

The undersigned, being an officer of the Borrower, with requisite authority to exectue this Loan Agreement, hereby accepts the terms and conditions as the loan provisions set forth herein and agrees to repay the principal, together with the appropriate costs, on or before the due date, which is March 22, 1999

Borrower               /s/  John M.J. Davenport
		     --------------------------------------------
                       Plateau Resources (PTY) LTD
                       John W.J. Davenport, Managing Director

Loan Approved by       /s/ Glen R. Gamble
                       --------------------------------------------
                       Pinnacle Resources, Inc.
                       Glen R. Gamble, President